NORTHEAST UTILITIES SYSTEM           Exhibit 21
                         SUBSIDIARIES OF THE REGISTRANT


Northeast Utilities

 The Connecticut Light and Power Company (100%)
   - CL&P Capital, L.P. (3%)
   - Research Park, Inc. (100%)
   - The City and Suburban Electric and Gas Company (100%)
   - Electric Power Incorporated (100%)
   - The Connecticut Transmission Corporation (100%)
   - The Nutmeg Power Company (100%)
   - The Connecticut Steam Company (100%)
   - Connecticut Yankee Atomic Power Company (34.5%)
   - Yankee Atomic Electric Company (24.5%)
   - Maine Yankee Atomic Power Company (12%)
   - Vermont Yankee Nuclear Power Corporation (9.5%)

 Public Service Company of New Hampshire (100%)
   - Properties, Inc. (100%)
   - New Hampshire Electric Company (100%)
   - Connecticut Yankee Atomic Power Company (5%)
   - Yankee Atomic Electric Company (7%)
   - Maine Yankee Atomic Power Company (5%)
   - Vermont Yankee Nuclear Power Corporation (4%)

 North Atlantic Energy Corporation (100%)

 North Atlantic Energy Service Corporation (100%)

 Western Massachusetts Electric Company (100%)
   - Connecticut Yankee Atomic Power Company (9.5%)
   - Yankee Atomic Electric Company (7%)
   - Maine Yankee Atomic Power Company (3%)
   - Vermont Yankee Nuclear Power Corporation (2.5%)

 Holyoke Water Power Company (100%)
   - Holyoke Power and Electric Company (100%)

 Charter Oak Energy, Inc. (100%)
   - Charter Oak Paris, Inc. (100%)
   - COE Development Corporation (100%)
   - COE (UK) Corp. (79.9%)
   - COE (Gencoe) Corp. (49%)
       -COE (UK) Corp. (20.1%)
   - COE (Argentina I Corp.) (100%)
   - COE (Argentina II Corp.) (100%)
   - COE Tejona Corporation (100%)
   - COE Ave Fenix Corporation (100%)

 Northeast Nuclear Energy Company (100%)

 Northeast Utilities Service Company (100%)

 The Quinnehtuk Company (100%)

 The Rocky River Realty Company (100%)



 HEC, Inc. (100%)
   - HEC International Corporation (100%)
   - HEC Energy Consulting Canada, Inc. (100%)
   - Southwest HEC Energy Services, L.L.C. (100%)